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As filed with the Securities and Exchange Commission on March 8, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1943604 (I.R.S. Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
(Address of principal executive offices)

MICHAELS STORES, INC.
2001 GENERAL
STOCK OPTION PLAN
(Full title of plan)

R. Michael Rouleau
Chief Executive Officer
Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Name and address of agent for service)
 (972) 409-1300
(Telephone number, including area code,
of agent for service)

with copies to:

Mark V. Beasley, Esq. Michaels Stores, Inc. 8000 Bent Branch Drive Irving, Texas 75063 (972) 409-1300	Robert L. Estep, Esq. Jones, Day, Reavis & Pogue 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $.10 per share	35,000	$31.25	$1,093,750	$101

1.
Represents shares issuable upon exercise of options granted under the Michaels Stores, Inc. 2001 General Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

2.
The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the common stock on the New York Stock Exchange on March 1, 2002.

EXPLANATORY NOTE

        The information called for by Part I of Form S-8 is included in the description of the Michaels Stores, Inc. 2001 General Stock Option Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-71054) we filed on October 5, 2001, relating to the Plan, with the exception of Item 3 and Item 8 of Part II of such prior registration statement, each of which is amended and restated in its entirety as set forth below:

  Item 3. Incorporation of Documents by Reference.

        The following documents, which we have filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this registration statement:

  (a)
  Our annual report on Form 10-K for the fiscal year ended February 3, 2001;

  (b)
  Our quarterly reports on Form 10-Q for the fiscal quarters ended May 5, 2001, August 4, 2001 and November 3, 2001;

  (c)
  Our current reports on Form 8-K dated June 19, 2001, July 6, 2001, July 9, 2001, July 27, 2001, September 20, 2001, October 31, 2001, February 1, 2002, February 15, 2002 and March 8, 2002; and

  (d)
  The description of our common stock, par value $.10 per share, contained in our registration statement on Form 8-A (Commission File No. 001-09338), filed December 5, 2001.

In addition, all documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.

  Item 8. Exhibits.

        The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.2
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.2 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.3
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc., as amended (previously filed as Exhibit 4.3 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 4.4 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).
4.5
Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Annual Report on Form 10-K for the year ended January 30, 1994 (Commission File No. 000-11822), filed April 29, 1994, and incorporated herein by reference).
5.1	Opinion of Jones, Day, Reavis & Pogue.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1
Michaels Stores, Inc. 2001 General Stock Option Plan (previously filed as Exhibit 99.1 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 8th day of March, 2002.

MICHAELS STORES, INC.
By:	/s/ BRYAN M. DECORDOVA Bryan M. DeCordova Executive Vice President— Chief Financial Officer

        Each person whose signature appears below authorizes R. Michael Rouleau, Bryan M. DeCordova and Mark V. Beasley, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the Securities and Exchange Commission any and all amendments, supplements and exhibits to, and documents in connection with, this registration statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ CHARLES J. WYLY, JR. Charles J. Wyly, Jr.	Chairman of the Board of Directors	March 8, 2002
/s/ SAM WYLY Sam Wyly	Vice Chairman of the Board of Directors	March 8, 2002
/s/ R. MICHAEL ROULEAU R. Michael Rouleau	President and Chief Executive Officer (Principal Executive Officer)	March 8, 2002
/s/ BRYAN M. DECORDOVA Bryan M. DeCordova	Executive Vice President— Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2002
/s/ RICHARD E. HANLON Richard E. Hanlon	Director	March 8, 2002
/s/ RICHARD C. MARCUS Richard C. Marcus	Director	March 8, 2002
/s/ ELIZABETH A. VANSTORY Elizabeth A. VanStory	Director	March 8, 2002

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.2
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.2 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.3
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc., as amended (previously filed as Exhibit 4.3 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (Commission File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 4.4 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).
4.5
Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Annual Report on Form 10-K for the year ended January 30, 1994 (Commission File No. 000-11822), filed April 29, 1994, and incorporated herein by reference).
5.1	Opinion of Jones, Day, Reavis & Pogue.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1
Michaels Stores, Inc. 2001 General Stock Option Plan (previously filed as Exhibit 99.1 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS